Registration No. 333- ____
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                             THE NEW D&B CORPORATION
            (Exact name of Registrant as specified in its charter)

          Delaware                                            22-3725387
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                                 Number)
                             The New D&B Corporation
                              One Diamond Hill Road
                               Murray Hill, NJ 07974
    (Address, including zip code, of Registrant's principal executive office)

          2000 DUN & BRADSTREET CORPORATION REPLACEMENT PLAN FOR CERTAIN DIRECTORS HOLDING DUN & BRADSTREET CORPORATION EQUITY-BASED AWARDS
    2000 DUN & BRADSTREET CORPORATION REPLACEMENT PLAN FOR CERTAIN EMPLOYEES
             HOLDING DUN & BRADSTREET CORPORATION EQUITY-BASED AWARDS
                             (Full title of the Plan)
                             ------------------------
                                 David J. Lewinter
                              President and Secretary
                              The New D&B Corporation
                               One Diamond Hill Road
                                Murray Hill, NJ 07974
                                   (908) 665-5000
     (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                    Copies to:
                              Richard A. Garvey, Esq.
                             Simpson Thacher & Bartlett
                               425 Lexington Avenue
                            New York, New York 10017-3954
                                   (212) 455-2000
                              ------------------------
                           CALCULATION OF REGISTRATION FEE

Title of                         Proposed Maximum      Proposed Maximum        Amount of
Securities to        Amount to    Offering Price     Aggregate Offering     Registration
be Registered     be Registered      Per Share              Price                Fee
-------------    -------------    ----------------    ------------------     -------------
Common Stock,       9,325,400       $13.97 (c)       $130,275,838.00 (c)     $34,392.82 (c)
$0.01 par
value per
share(a)(b)




(a) Includes Preferred Share Purchase Rights, which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

(b)   The shares are issuable pursuant to the respective plans as follows:
2000 Dun & Bradstreet Corporation Replacement Plan for Certain Directors Holding Dun and Bradstreet Corporation Equity-Based Awards -25,400; 2000 Dun and Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards -9,300,000.

(c) Pursuant to Rule 457(h)(1) and 457(c) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price of the Common Stock on a "when issued" basis on the New York Stock Exchange on September 26, 2000.



































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

                            PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed by The New D&B Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

      (a) The Company's Registration Statement on Form 10/A-3 filed on September 14, 2000 pursuant to the Exchange Act (file no. 1-15967) (the "Form 10 Registration Statement").

      (b) The description of the Company's capital stock contained in the Company's Registration Statement on Form 10/A-2 filed under the Exchange Act (file-no. 1-15967) on September 11, 2000.

      (c) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on September 15, 2000.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not required.

Item 5.  Interests of Named Experts and Counsel

     David J. Lewinter, Esq., President and Secretary of the Company has rendered an opinion as to the legality of the Common Stock offered hereby.

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

Mr. Lewinter holds shares and options for shares in the parent of the Company.

Item 6.  Indemnification of Directors and Officers

       Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

      The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain

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

losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The following exhibits are filed as part of this Registration Statement:

4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Form 10 Registration Statement).

4.2      By-Laws of the Company (incorporated herein by reference to Exhibit
         3.2 to the Form 10 Registration Statement).

4.3 The Rights Agreement, dated as of August 15, 2000, between the Company and EquiServe Trust Company, N.A. (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on September 15, 2000).

5        Opinion of David J. Lewinter, Esq., President and Secretary

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of David J. Lewinter (included in Exhibit 5)

24       Power of Attorney

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration

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

statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.















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

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on this 27th day of September, 2000.

                                        THE NEW D&B CORPORATION
                                             (Registrant)

                                         By  /s/  David J. Lewinter
                                                  _________________
                                                  David J. Lewinter
                                                  President and
                                                     Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                         Title                           Date
---------                         -----                           ----
/s/ David J. Lewinter             President and Secretary    September 27, 2000
------------------------          (principal executive
    David J. Lewinter             officer)

/s/ Chester J. Geveda, Jr.        Vice President/Controller  September 27, 2000
---------------------------       and Acting Chief
    Chester J. Geveda, Jr.        Financial Officer of the
                                  parent of the Company
                                  (principal financial and
                                  accounting officer)

*   Ronald L. Kuehn, Jr.          Director                   September 27, 2000
-----------------------
    Ronald L. Kuehn, Jr.

*   Allan Z. Loren                Director                   September 27, 2000
-----------------------
    Alan Z. Loren

*   Victor A. Pelson              Director                   September 27, 2000
-----------------------
    Victor A. Pelson

*   Michael R. Quinlan            Director                   September 27, 2000
-----------------------
    Michael R. Quinlan



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

*   Naomi O. Seligman           Director                     September 27, 2000
--------------------------
    Naomi O. Seligman

By  /s/  David J. Lewinter                                   September 27, 2000
--------------------------
    *Attorney-in-Fact









































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

                            INDEX TO EXHIBITS

Exhibit                                  Description
Number

4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Form 10 Registration Statement).

4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 10 Registration Statement).

4.3 The Rights Agreement, dated as of August 15, 2000, between the Company and EquiServeTrust Company, N. A. (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on September 15, 2000).

5.               Opinion of David J. Lewinter, Esq., President and
                 Secretary

23.1             Consent of PricewaterhouseCoopers LLP

23.2             Consent of David J. Lewinter (included in Exhibit 5)

24               Power of Attorney


































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